QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 29, 2001
 (Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

22-1326940
 (IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (Zip Code)

Registrant's Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5.  OTHER EVENTS

    On April 30, 2001, Thomas & Betts Corporation (the "Registrant" and the "Corporation") discussed its financial results for the quarter ended April 1, 2001. Management also discussed the Corporation's outlook for 2001.

    Management discussed the Corporation's cash flow expectations for 2001, indicating that capital expenditures are expected to be between $60-65 million and depreciation and amortization should be in the mid-70 million range. The Corporation's cash flow from operations for the first fiscal quarter of 2001 will be approximately $3 million.

    Management indicated that the Corporation must achieve sales of approximately $450 million per quarter to support its current cost base. Should the Corporation not achieve this level of sales, management said it will take further action to reduce costs.

    The conference call was recorded and is available for replay through Monday, May 7, 2001. To access the replay, please call (402) 220-1450. The recorded webcast will also be available at www.tnb.com.

    Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits
20.1	Press Release dated April 29, 2001.
20.2	April 30, 2001 Conference Call Script.

ITEM 9.  REGULATION FD DISCLOSURE

    The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the April 30, 2001 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ JOHN P. MURPHY John P. Murphy
Title:	Senior Vice President and Chief Financial Officer

Date: May 2, 2001

EXHIBIT INDEX

Exhibit	Description of Exhibits
20.1	Press Release dated April 29, 2001.
20.2	April 30, 2001 conference call script.

QuickLinks

SIGNATURE
EXHIBIT INDEX